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                                                                     EXHIBIT 1.1

                            MCLEODUSA INCORPORATED

                   $500,000,000 8 1/8% Senior Notes Due 2009

                              PURCHASE AGREEMENT


                                                              New York, New York
                                                               February 11, 1999

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc
Chase Securities Inc.
c/o Salomon Smith Barney Inc
Seven World Trade Center
New York, New York 10048

Dear Ladies and Gentlemen:

     McLeodUSA Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchasers") $500,000,000 principal amount of its 8 1/8% Senior Notes Due 2009 (the "Securities"), to be issued under an indenture (the "Indenture") to be dated as of February 22, 1999, between the Company and United States Trust Company of New York, as trustee (the "Trustee").

     The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by
Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in Exhibit D and as will be described in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered, solely to persons who you reasonably believe to be (i) "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") or (ii) persons who are not "U.S. persons," in offers and sales outside the United States made in reliance on Regulation S under the Act ("Regulation S"), that make certain representations and agreements in the form of Exhibit A hereto (each, a "Foreign Purchaser") (such persons specified in clause (i) and (ii) being referred to herein as the "Eligible Purchasers").
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     In connection with the sale of the Securities, the Company will prepare a final offering memorandum, to be dated February 11, 1999 (the "Final Memorandum"). The Final Memorandum will set forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Final Memorandum in connection with the offering and resale by the Purchasers of the Securities. Any references herein to the Final Memorandum shall be deemed to include all exhibits thereto.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, the Purchasers as set forth below in this Section
1.

          (a)(i) The Final Memorandum as of its date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date (as defined below) will not, contain or incorporate by reference any untrue statement of a material fact or omit to state or incorporate by reference any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or
                 --------  -------
     warranties as to the information contained in or omitted from the Final Memorandum (and any amendment or supplement thereof or thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser specifically for inclusion in the Final Memorandum (and any amendment or supplement thereof or thereto).

          (ii) The Prospectus dated January 29, 1999, used in connection with the Company's exchange offer for its 9 1/2% Senior Notes due November 1, 2008 (the "October 1998 Senior Notes") (including incorporated documents filed prior to the Execution Time and excluding incorporated documents filed after the Execution Time, the "Exchange Offer Prospectus") does not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the offering of the Securities.

          (c) The documents filed by the Company under the Exchange Act at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; and any further documents so filed, when such documents are filed with the Commission, will conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and will not

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     contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

          (d) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent (provided that no representation is made as
                                     --------
     to the Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (e) It is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (f) Assuming (i) that the representations and warranties of the Purchasers in Section 4 are true, and (ii) compliance by the Purchasers with their covenants set forth in Section 4, it is not necessary in connection with the initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement to register the Securities under the Act.

          (g) None of the Company, its affiliates or any person acting on behalf of the Company or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S (provided that no representation is made as to the Purchasers
                   --------
     or any person acting on their behalf).

          (h) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act.

          (i) Since the date of the most recent financial statements included or incorporated by reference in the Exchange Offer Prospectus, there has been no material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Exchange Offer Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Exchange Offer Prospectus, there has not been any change in the capital stock (other than issuances of common stock in connection with the

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     Company's acquisitions of Talking Directories, Inc., Info America Phone
     Books, Inc. and the assets of Inlet, Inc. or pursuant to existing employee stock option plans, 401(k) plans, stock ownership plans or stock purchase plans, repurchases by the Company of its common stock in the ordinary course of business or conversions of outstanding convertible securities) of the Company or any of its subsidiaries or long-term debt (other than the issuance of the October 1998 Senior Notes, changes as a result of borrowings of the Company or any of its subsidiaries in the ordinary course of business not exceeding $12,000,000, maturities, regularly scheduled payments and payments contemplated as a result of the application of proceeds of the offering of the Securities as described in the Final Memorandum, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries.

          (j) Each of (a) the Company, and (b) McLeodUSA Telecommunications Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Publishing Company, McLeodUSA Media Group, Inc., McLeodUSA Diversified, Inc., Ruffalo, Cody & Associates, Inc., Consolidated Communications Inc., Illinois Consolidated Telephone Company, Consolidated Communications Directories, Inc., Consolidated Communications Operator Services Inc., Consolidated Market Response Inc. and Consolidated Communications Public Services Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or, as applicable, limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or organizational power and authority to own its properties and conduct its business as described in or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, and is duly qualified to do business as a foreign corporation or, as applicable, limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries. Except for the Subsidiaries, the Company has no subsidiaries which, considered in the aggregate as a single subsidiary, would constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Act.

          (k) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

          (l) The Company's authorized equity capitalization is as set forth or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, and the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

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

          (m) Except as disclosed or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, there is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries which, if finally determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries; and the statements in or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, under the headings "Risk Factors - Dependence on Regional Bell Operating Companies," "Risk Factors - US WEST Centrex Action and Other Actions by US WEST," and "Business - Legal Proceedings" fairly summarize the actions, suits and proceedings therein described except for such changes with respect to such actions, suits and proceedings which could not have a material adverse effect on the Company and the statements in or incorporated by reference in the Final Memorandum concerning stockholders' agreements to which the Company is a party fairly summarize the franchises, contracts or other documents therein described except for such changes with respect to such franchises, contracts or other documents which could not have a material adverse effect on the Company.

          (n) This Agreement has been duly authorized, executed and delivered by the Company.

          (o) The Indenture has been duly authorized, and, when duly executed by the proper officer of the Company and delivered by the Company (assuming due execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (p) The registration agreement, to be dated as of the Closing Date, between the Company and the Purchasers (the "Registration Agreement") has been duly authorized and when executed by the proper officer of the Company and delivered by the Company will be duly executed.

          (q) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and the Securities are accurately summarized in all material respects in the Final Memorandum.

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

          (r) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except for the declaration of effectiveness of the Exchange Offer Registration Statement and/or the Shelf Registration Statement (as such terms are defined in the Registration Agreement) and except such as may be required under all applicable state securities and blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers and such other approvals as have been obtained.

          (s) Neither the issue and sale of the Securities, the execution and performance of the Indenture or the Registration Agreement, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof, in each case by the Company, will conflict with, result in a breach or violation of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound or (assuming compliance with all applicable state securities and blue sky laws and that the Exchange Offer Registration Statement and/or Shelf Registration Statement has been declared effective) any law, rule or regulation applicable to the Company or any of the Subsidiaries or any judgement, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries.

          (t) Arthur Andersen LLP, who have reported upon the audited financial statements incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder.

          (u) The consolidated financial statements of the Company and of certain Subsidiaries included or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, present fairly the financial position of the Company and its subsidiaries and such Subsidiaries as of the dates indicated and the consolidated results of the operations and cash flows of the Company and its subsidiaries and such Subsidiaries for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statement schedules, if any, included or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, present fairly the information stated therein. The selected financial data included or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately. The

                                       6
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     pro forma financial statements and other pro forma financial information included or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (v) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, other than defaults (considered in the aggregate) which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (w) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and are in compliance in all material respects with all such certificates, authorities and permits. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, other than any such revocation or modification that could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (x) The Company and its subsidiaries have timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due and payable (other than taxes, the payment of which are being contested in good faith), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, which could reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries. The provisions for taxes on the books of the Company are adequate in all material respects for all open years and for its current fiscal period.

          (y) The Company and the Subsidiaries (A) are in compliance with all applicable federal, state, local and foreign and other laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and

                                       7
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     conditions of any such permit, license and approval, except, in each case, where such noncompliance with Environmental Law, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (z) The Company and the Subsidiaries have good and marketable title to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, except, in each case, for such exceptions as are set forth or incorporated by reference in the Exchange Offer Prospectus and the Final Memorandum, each considered separately, or which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (aa) The Company and its subsidiaries own and possess all right, title and interest in and to, or have duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Company and its subsidiaries in connection with the business conducted by them (collectively, "Patent and Proprietary Rights") and neither the Company nor any of its subsidiaries has received notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, or of any facts which would render any Patent and Proprietary Rights invalid or inadequate to protect the interest of the Company or of its subsidiaries therein, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (bb) The Company has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198 Securities-Business with Cuba.

          2.   Purchase and Sale.  Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof, plus accrued interest, if any, from February 22, 1999 to the Closing Date, the principal amount of the Securities.

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          3.  Delivery and Payment.  Delivery of and payment for the Securities
              --------------------
shall be made at 10:00 AM, New York City time, on February 22, 1999, or such later date (not later than March 2, 1999) as the Purchasers designate, which date and time may be postponed by agreement between the Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or by wire transfer of same day funds to an account or accounts specified by the Company at least one business day prior to the Closing Date. Delivery of the Securities shall be made at such location as the Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than two business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.  Offering of Securities; Restrictions on Transfer.  (a)  The
              ------------------------------------------------
     Purchasers acknowledge that they are purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents and warrants to and agrees with the Company that (i) it, its affiliates and any person acting on its or its affiliates behalf, have not solicited and will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts and (ii) it has solicited and will solicit offers to buy the Securities only from, and has offered and will offer, sell or deliver the Securities only to, (A) persons who it reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) Foreign Purchasers to whom, and under circumstances which, it reasonably believes offers and sales of Securities may be made without registration of the Securities under the Act in reliance upon Regulation S thereunder and who provide to it a letter (a "Regulation S Letter") in the form of Exhibit A hereto. Each Purchaser agrees, with respect to resales made in reliance on Rule 144A, other than through the National Association of Securities Dealers, Inc. PORTAL Market, of any Securities purchased from the Company hereunder, to

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     deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Act provided by Rule 144A. Each Purchaser agrees, with respect to resales made in reliance on Regulation S, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice substantially to the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution thereof at any time or (ii) otherwise until 40 days after the later of the date of commencement of the offering and the latest closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given them by Regulation S."

          (b) The Purchasers represent and warrant that (i) they have not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations of 1995 of the United Kingdom with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) they have only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by them in connection with the issue of the Securities to a person who is of the kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (c) Each Purchaser represents and warrants that it is a QIB and that it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

          5.   Agreements.  The Company agrees with the Purchasers that:
               ----------

          (a) The Company will furnish to the Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not distribute, amend or supplement the Final Memorandum without the prior consent of Salomon Smith Barney Inc., which consent shall not be unreasonably withheld.

          (c) If, at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly will notify the Purchasers of the same and will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

          (d) The Company will use its best efforts to qualify the Securities for sale under the laws of such jurisdictions as the Purchasers may reasonably designate, will use its best efforts to maintain such qualifications in effect so long as required for the sale of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors under the laws of such jurisdictions as the Purchasers may reasonably request. The Company will promptly advise the Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

          (e) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

          (f) None of the Company, its affiliates nor any person acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

          (g) The Company shall, during any period in the two years after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Securities in connection with any sale thereof and any prospective purchaser of Securities from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Act.

          (h) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, resell any Securities which constitute "restricted securities" under Rule 144 under the Act that have been acquired by any of them, otherwise than pursuant to an effective registration statement under the Act.

          (i) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Act.

          (j) The Company shall use its best efforts in cooperation with the Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company will not, for a period of 90 days following the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), without prior written consent of Salomon Smith Barney Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the securities offered pursuant to an Exchange Offer Registration Statement for the Securities).

          (l) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

          6.   Conditions to the Obligations of the Purchasers.  The obligations
               -----------------------------------------------
of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Purchasers the opinion of counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C.

          (b) The Company shall have furnished to the Purchasers the opinion of Swidler Berlin Shereff Friedman, LLP, special counsel to the Company on regulatory matters, dated the Closing Date, to the effect that:

               (i) the statements in or incorporated by reference in the Final Memorandum under the headings "Risk Factors - Competition," "Risk Factors - PCS System Implementation Risks," "Risk Factors - Regulation," "Business - Business Strategy," "Business - Market Potential," "Business - Expansion of Certain Facilities-based Services," "Business - Wireless Services," "Business -

          Competition" and "Business - Regulation" fairly and accurately summarize the laws, case law, rules, regulations and orders of the Federal Communications Commission ("FCC") and the comparable state regulatory agencies or bodies with direct regulatory jurisdiction over telecommunications matters in the states in which the Company and any of the Subsidiaries provide intrastate services (the "State Regulatory Agencies") except for such changes with respect to such laws, case law, rules, regulations and orders which could not have a material adverse effect on the Company and, to the best knowledge of such counsel, the statements in or incorporated by reference in the Final Memorandum under the headings "Risk Factors - Dependence on Regional Bell Operating Companies," "Risk Factors - US WEST Centrex Action and Other Actions by US WEST," "Business - Current Products and Services" and "Business - Legal Proceedings" fairly and accurately summarize the legal proceedings set forth therein with respect to the US WEST Centrex Action (as defined in or incorporated by reference in the Final Memorandum) and the action against US WEST Communications, Inc. concerning the processing of orders except for such changes with respect to such legal proceedings and action which could not have a material adverse effect on the Company;

               (ii) the Company and the Subsidiaries possess all material certificates, authorities and permits required by the FCC and State Regulatory Agencies for the provision of the telecommunications services currently provided by the Company and the Subsidiaries, except where the failure to possess such certificates, authorities or permits could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries; and the Company and the Subsidiaries are in compliance in all material respects with such certificates, authorities and permits;

               (iii) to the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is subject to any pending or threatened action, suit or proceeding before the FCC or any State Regulatory Agency or (with respect to federal or state telecommunications laws) any court which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, except as disclosed in the Final Memorandum;

               (iv) no consent, approval, authorization or order of the FCC or any State Regulatory Agency is required for the issuance and sale of the Securities or the consummation of the transactions contemplated hereby; and

               (v) neither the issuance and sale of the Securities nor the consummation of the transactions contemplated hereby will result in a breach or violation of any law, rule, regulation, judgment, order or decree of the FCC or any State Regulatory Agency applicable to the Company or any of the Subsidiaries.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and reasonable, on certificates of public officials and responsible officers of the Company, including certificates that define the scope of the telecommunications services provided by the Company and the Subsidiaries.

          (c) The Purchasers shall have received from Mayer, Brown & Platt, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included or incorporated by reference in the Exchange Offer Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth, incorporated by reference or contemplated in the Exchange Offer Prospectus.

          (e) At the Closing Date, Arthur Andersen LLP shall have furnished to the Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules, if any, included or incorporated by reference in the Final Memorandum and reported on by them, as applicable, comply in form in all material respects with the applicable accounting requirements of the Act, if such requirements were applicable to the Final Memorandum, and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit and Compensation Committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

                    (1) to the extent applicable, any unaudited financial statements included or incorporated by reference in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Final Memorandum; or

                    (2) with respect to the period subsequent to September 30, 1998, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company (except for the issuance of the October 1998 Senior Notes and issuances of common stock in connection with the Company's acquisitions of Talking Directories, Inc., Info America Phone Books, Inc. and the assets of Inlet, Inc.) or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the September 30, 1998 consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from October 1, 1998 to such specified date as compared with the corresponding period in the preceding year, there were any decreases in revenue or increases in operating loss or net loss of the Company and its subsidiaries, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in or incorporated by reference the Final Memorandum, including the information set forth under the captions "Selected Consolidated Financial Data", "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Final Memorandum (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Final Memorandum in this paragraph (e) include any amendment or supplement thereof or thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)(ii)(2) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (g) As of the Closing Date the Securities shall be rated not lower than B by Standard & Poor's Corporation and B-3 by Moody's Investors Service, Inc. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, DC 20004, counsel for the Company, at 9:00 a.m., on the Closing Date.

          7.  Reimbursement of Purchasers' Expenses.  If the sale of the
              -------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9(i) hereof due to suspension of trading in the Company's class A common stock or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchasers, the Company will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
     indemnify and hold harmless the Purchasers, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Final Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such
             --------  -------
     case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein; and provided, further, that the foregoing indemnity agreement with respect to
     --------  -------
     the Final Memorandum shall not inure to the benefit of the Purchasers from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling any Purchaser or any directors, officers, employees and agents of any Purchaser), if a copy of the Final Memorandum (or the Final Memorandum as amended or supplemented) (if the Company shall have timely furnished the Purchasers with sufficient copies thereof) was not sent or given by or on behalf of the Purchasers to such person at or prior to the written confirmation of the sale of the Securities to such person and if the Final Memorandum (or the Final Memorandum as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Purchasers agree to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Final Memorandum or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" (excluding the fourth paragraph immediately following the table contained under the heading "Plan of Distribution") in the Final Memorandum constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Final Memorandum.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

     provided, however, that such counsel shall be reasonably satisfactory to
     --------  -------
     the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers from the offering of the Securities; provided, however, that
                                                         --------  -------
     in no case shall the Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of any Purchaser shall have the same rights to contribution as each Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's class A common stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          10.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or sent by facsimile transmission and confirmed to them at Salomon Smith Barney Inc., Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406, attention legal department.

          12.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          13.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchasers.

                                        Very truly yours,

                                        MCLEODUSA INCORPORATED


                                        By:   /s/ Randall Rings
                                              -----------------------------
                                        Name: Randall Rings
                                        Title: Vice President and Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.

By:  /s/ W. Brennan Smith
     -------------------------
     Name: W. Brennan Smith
     Title: Vice President


Bear, Stearns & Co. Inc.

By:  /s/ Illegible
     --------------------------
     Name:
     Title:


Chase Securities Inc.

By:  /s/ Illegible
     --------------------------
     Name:
     Title:

                                                                       EXHIBIT A

                         Form of Investment Letter for
                         -----------------------------
                              Foreign Purchasers
                              ------------------


Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Chase Securities, Inc.
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          In connection with our proposed purchase of $500,000,000 aggregate principal amount of the 8 1/8 Senior Notes Due 2009 (the "Notes") of McLeodUSA Incorporated, a Delaware corporation (the "Company"), we confirm that:


1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should resell, pledge or otherwise transfer such Notes within two years after the original issuance of the Notes or if at the proposed date of such transfer or during the three months preceding the proposed date of transfer we were an Affiliate of the Company, such Notes may be resold, pledged or transferred only
(i) to the Company, (ii) so long as such Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule
144A) ("QIB") that purchases for its own account or for the account of a QIB, to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), or (iv) to an institution that is an "Accredited Investor" as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes) that is acquiring the Notes for investment purposes and not for distribution and a Certificate in the form hereof is delivered to the Company and to the Trustee under the Indenture relating to the Notes by such Accredited Investor, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

2. We are not a "U.S. Person" as defined in Rule 902 of Regulation S under the Securities Act and are acquiring (which acquisition is not for the account or benefit of a U.S. Person) the Notes in an offshore transaction complying with the provisions of Rule 904 of Regulation S under the Securities Act.

3. You and the Company are entitled to rely upon this letter and you and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              ____________________________
                              (Name of Purchaser)


                              By:_________________________


                              Date:_______________________

                                                                       EXHIBIT B

                              NOTICE TO INVESTORS

                                   [To Come]

                                                                       EXHIBIT C

                   [form of opinion of Hogan & Hartson LLP]